EXHIBIT 99.1

1615 SOUTH 52nd STREET, TEMPE, ARIZONA (480) 449-8900 FAX (480) 449-8929

NEWS RELEASE

For Release	May 15, 2007
Contact	(480) 449-8900
Norman Stout, Chief Executive Officer

INTER-TEL RECEIVES LETTER FROM VECTOR CAPITAL

TEMPE, Arizona May 15, 2007: Inter-Tel (Delaware), Incorporated (NASDAQ: INTL) today announced that it has received a letter in which Vector Capital Corporation expressed an interest in acquiring Inter-Tel for an all-cash price of $26.50 per share, subject to confirmatory due diligence, financing, and other conditions. Vector Capital previously submitted a letter containing substantially the same terms and conditions on May 9, 2007 and withdrew that letter on May 10, 2007. Inter-Tel’s Special Committee (after considering the advice of its legal and financial advisors) reconfirmed its prior determination that the proposal set forth in Vector Capital’s letters is reasonably likely to lead to a “superior proposal” under the Agreement and Plan of Merger dated as of April 26, 2007 among Inter-Tel, Mitel Networks Corporation and Arsenal Acquisition Corporation, which calls for the acquisition of 100% of the capital stock of Inter-Tel by Mitel for $25.60 per share in cash. Inter-Tel has notified Mitel of the Special Committee’s determination and that it intends to engage in discussions with Vector Capital and provide Vector Capital access to information regarding Inter-Tel for confirmatory due diligence.

There can be no assurance that these discussions and the due diligence process will lead to a transaction involving the Company and Vector Capital.

About Inter-Tel (Delaware), Incorporated

Inter-Tel (Nasdaq: INTL — news) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 1,940 communications professionals, and services business customers through a network of 57 company-owned, direct sales offices and approximately 300 authorized providers in North America, the United Kingdom, Ireland, Australia and South Africa. More information is available at www.inter-tel.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, concerning the proposed acquisition of

Inter-Tel and the course and potential outcome of discussions with Vector Capital, among other things. Forward-looking statements are statements in the future tense or that include words such as “intends,” “believe”, “expect”, “proposed”, “anticipates” and words of similar import.

Forward-looking statements are based on assumptions, suppositions and uncertainties, as well as on management’s best possible evaluation of future events. However, actual results may differ materially from those reflected in forward-looking statements based on a number of factors, many of which are beyond the control of Inter-Tel. Such factors may include, without excluding other considerations, fluctuations in quarterly results, evolution in customer demand for Inter-Tel’s products and services, risks associated with the proposed acquisition or any discussions with Vector Capital, including that the proposed acquisition does not close, the impact of price pressures exerted by competitors, and general market trends or economic changes.

Additional Information

In connection with the proposed merger, Inter-Tel (Delaware), Incorporated filed a proxy statement with the Securities and Exchange Commission on May 11, 2007. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FILED ON MAY 11, 2007 AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Copies of the proxy statement filed on May 11, 2007, the definitive proxy statement (when available) and other documents filed by Inter-Tel (Delaware), Incorporated can be obtained without charge at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement filed on May 11, 2007, the definitive proxy statement and such other documents may also be obtained for free from Inter-Tel by contacting Inter-Tel (Delaware), Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, AZ 85281, Telephone: 480-449-8900.

Inter-Tel (Delaware), Incorporated and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Inter-Tel’s participants in the solicitation is included in Inter-Tel’s most recent filing on Form 10-K (as amended) and its most recent annual proxy statement. Additional information about the interests of potential participants were included in the proxy statement filed on May 11, 2007 and will be included in the definitive proxy statement when it becomes available.

Inter-Tel and the Inter-Tel logo, are trademarks of Inter-Tel (Delaware) Incorporated.